Exhibit 99.1

FOR IMMEDIATE RELEASE

Mercury Systems Reports Third Quarter Fiscal 2021 Results

Third Quarter Highlights Include:
Record revenues increased 23% over prior year
Backlog of $894 million increased 16% over prior year
Physical Optics Corporation integration progressing well

ANDOVER, Mass. May 4, 2021 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the third quarter of fiscal 2021, ended April 2, 2021.
Management Comments
“The Company delivered a strong financial performance in the third quarter,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “Record revenues exceeded guidance and the integration of Physical Optics Corporation is progressing well. We continue to execute on our strategy to deliver strong margins while growing the business organically and supplementing the organic growth with disciplined M&A and full integration. Our pipeline is robust with multiple opportunities of varying sizes, all in line with the core of our strategy. We believe this strategy will continue to generate significant value for our shareholders,” said Aslett.
Third Quarter Fiscal 2021 Results
Total Company third quarter fiscal 2021 revenues were $256.9 million, compared to $208.0 million in the third quarter of fiscal 2020. The third quarter fiscal 2021 results included an aggregate of approximately $38.5 million of revenue attributable to the Physical Optics Corporation acquired business.
Total Company GAAP net income for the third quarter of fiscal 2021 was $15.6 million, or $0.28 per share, compared to $23.6 million, or $0.43 per share, for the third quarter of fiscal 2020.

Mercury Reports Third Quarter Fiscal 2021 Results, Page 2

Adjusted earnings per share (“adjusted EPS”) was $0.64 per share for the third quarter of fiscal 2021, compared to $0.60 per share in the third quarter of fiscal 2020.
Third quarter fiscal 2021 adjusted EBITDA for the total Company was $54.8 million, compared to $47.1 million for the third quarter of fiscal 2020.
Cash flows from operating activities in the third quarter of fiscal 2021 were $23.2 million, compared to $30.1 million in the third quarter of fiscal 2020. Free cash flow, defined as cash flows from operating activities less capital expenditures for property and equipment, was $13.2 million for the third quarter of fiscal 2021 and $19.2 million for the third quarter of fiscal 2020.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the third quarter of fiscal 2021 were $210.2 million, yielding a book-to-bill ratio of 0.82 for the quarter.
Mercury’s total backlog at April 2, 2021 was $893.7 million, a $123.9 million increase from a year ago. Of the April 2, 2021 total backlog, $545.5 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2021. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the Third Quarter Fiscal 2021 Earnings Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance. Effective as of July 1, 2019, the Company's fiscal year has changed to the 52-week or 53-week period ending on the Friday closest to the last day in June. All references in this press release to the third quarter of fiscal 2021 are to the quarter ending April 2, 2021 and to full fiscal 2021 are to the 52-week period ending July 2, 2021.

For the fourth quarter of fiscal 2021, revenues are forecasted to be in the range of $236.5 million to $246.5 million. GAAP net income for the fourth quarter is expected to be approximately $19.5 million to $20.9 million, or $0.35 to $0.38 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% and approximately 55.7 million weighted average diluted shares outstanding. Adjusted EBITDA for
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 3

the fourth quarter of fiscal 2021 is expected to be in the range of $58.1 million to $60.0 million. Adjusted EPS is expected to be in the range of $0.66 to $0.69 per share.
For the full fiscal year 2021, revenues are forecasted to be in the range of $910.0 million to $920.0 million, and GAAP net income of $63.5 million to $64.9 million, or $1.14 to $1.17 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments, non-recurring financing in the period, an effective tax rate, excluding discrete items, of approximately 26% for the remainder of the year and approximately 55.5 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $201.0 million to $203.0 million, and adjusted EPS for the full fiscal year is expected to be approximately $2.35 to $2.37 per share.
Recent Highlights
March – Mercury announced it was selected by NASA’s Jet Propulsion Laboratory (JPL) to provide solid-state data recorders (SSDRs) for NASA’s Earth Surface Mineral Dust Source Investigation (EMIT) science mission. The Earth Imaging Spectrometer instrument containing Mercury’s SSDRs is scheduled for launch to the International Space Station (ISS) in 2022.
February – Mercury announced the ARES3100 Advanced Radar Environment Simulator (ARES), ideal for testing demanding radar applications ranging from anechoic chamber and open-air range (OAR) to laboratory-based production testing and comprehensive radar performance evaluation.
February – Mercury announced that President and CEO Mark Aslett was a recipient of Executive Mosaic’s government contracting (GovCon) 2021 Wash100 Award, a prestigious award recognizing the most influential leaders in the GovCon sector.
February – Mercury announced it had been named one of the Boston Business Journal (BBJ) Middle Market Leaders, a ranking of the 50 fastest- growing companies in Massachusetts. Mercury ranked 10th based on its 2017 to 2019 revenue growth and joins other rapidly growing Massachusetts-based companies on the exclusive list including Abiomed, Forrester Research and Rapid7.
February – Mercury announced the achievement of a significant milestone with the delivery of the 1,000th ethernet routing device (ERD) to Boeing. The ERD is a rugged line-replaceable unit
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 4

(LRU) designed for aviation applications where extreme temperature, shock and vibration are prevalent. It provides key networking capabilities to the AH-64E Apache helicopter.
February – Mercury announced the latest model in its secure server product line, the new RES Trust XR6 rackmount server with BuiltSECURE™ technology. Ruggedized for harsh environments, the secure server features trusted performance and built-in data integrity protection for mission-critical C4ISR, electronic warfare (EW) and artificial intelligence (AI) applications.
January – Mercury announced that Chief Technology Officer Dr. Bill Conley was appointed to a six-year term on the Board of Directors of the National Defense Industrial Association (NDIA) Central Georgia Chapter. The defense trade organization, based in Arlington, Va., drives strategic dialogue in national security by identifying key issues and leveraging the knowledge and experience of its military, government, industry and academic members.
January – Mercury announced that three of its manufacturing locations received IPC-1791 certifications, earning a place on the IPC Qualified Manufacturer’s Listing (QML) as a Trusted Supplier. Mercury is the only OEM in the U.S. to have multiple sites certified to IPC-1791 standards with two in Hudson, N.H. and one in Phoenix, Ariz.

Conference Call Information
Mercury will host a conference call and simultaneous webcast at 5:00 p.m. ET on Tuesday, May 4, 2021, to discuss the third quarter fiscal 2021 results and review its financial and business outlook going forward.
To attend the live listen-only webcast, participants should register online at ir.mrcy.com/events-presentations. A replay of the webcast will be available two hours after the call and archived on the same web page for six months. Participants can alternately join via conference call, by pre-registering online at this link, or by dialing (888) 869-1189.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures
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Mercury Reports Third Quarter Fiscal 2021 Results, Page 5

are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
About Mercury Systems – Innovation That Matters®
Mercury Systems, Inc. (the “Company” or “Mercury”) is a global commercial technology company serving the aerospace and defense industry. Headquartered in Andover, Mass., the company delivers trusted, secure open architecture processing solutions powering a broad range of mission-critical applications in the most challenging and demanding environments. Inspired by its purpose of delivering Innovation that Matters, By and For People Who Matter, Mercury helps make the world a safer, more secure place for all. To learn more, visit www.mrcy.com, or follow us on Twitter.
Investors and others should note that we announce material financial information using our website (www.mrcy.com), SEC filings, press releases, public conference calls, webcasts, and social media, including Twitter (twitter.com/mrcy and twitter.com/mrcy_CEO) and LinkedIn (www.linkedin.com/company/mercury-systems). Therefore, we encourage investors and others interested in Mercury to review the information we post on the social media and other communication channels listed on our website.
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Mercury Reports Third Quarter Fiscal 2021 Results, Page 6

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisitions described herein and to fiscal 2021 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of epidemics and pandemics such as COVID, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to industrial security and cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 3, 2020. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems and Innovation that Matters are registered trademarks, and Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 7

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	April 2,	July 3,
	2021	2020

Assets
Current assets:
Cash and cash equivalents	$121,943	$226,838
Accounts receivable, net	125,603	120,438
Unbilled receivables and costs in excess of billings	138,378	90,289
Inventory	226,840	178,093
Prepaid income taxes	—	2,498
Prepaid expenses and other current assets	14,177	16,613
Total current assets	626,941	634,769

Property and equipment, net	128,343	87,737
Goodwill	782,656	614,076
Intangible assets, net	294,681	208,748
Operating lease right-of-use assets	65,780	60,613
Other non-current assets	4,919	4,777
Total assets	$1,903,320	$1,610,720

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$56,643	$41,877
Accrued expenses	30,566	23,794
Accrued compensation	42,620	41,270
Deferred revenues and customer advances	32,840	18,974
Total current liabilities	162,669	125,915

Deferred income taxes	37,184	13,889
Income taxes payable	4,117	4,117
Long-term debt	160,000	—
Operating lease liabilities	70,619	66,981
Other non-current liabilities	14,751	15,034
Total liabilities	449,340	225,936

Shareholders’ equity:
Common stock	552	547
Additional paid-in capital	1,100,188	1,074,667
Retained earnings	356,574	312,455
Accumulated other comprehensive loss	(3,334)	(2,885)
Total shareholders’ equity	1,453,980	1,384,784
Total liabilities and shareholders’ equity	$1,903,320	$1,610,720

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Mercury Reports Third Quarter Fiscal 2021 Results, Page 8

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Third Quarters Ended		Nine Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Net revenues	$256,857	$208,016	$673,154	$579,233
Cost of revenues(1)	151,234	114,691	390,745	319,002
Gross margin	105,623	93,325	282,409	260,231

Operating expenses:
Selling, general and administrative(1)	38,250	33,991	102,750	96,765
Research and development(1)	30,218	24,967	85,763	71,497
Amortization of intangible assets	12,717	7,848	28,091	22,859
Restructuring and other charges	(4)	66	2,244	1,815
Acquisition costs and other related expenses	2,730	111	4,966	2,652
Total operating expenses	83,911	66,983	223,814	195,588

Income from operations	21,712	26,342	58,595	64,643

Interest income	34	458	166	1,957
Interest expense	(549)	(58)	(622)	(58)
Other (expense) income, net	(200)	2,186	(2,027)	401

Income before income taxes	20,997	28,928	56,112	66,943
Income tax provision	5,362	5,363	11,993	8,455
Net income	$15,635	$23,565	$44,119	$58,488

Basic net earnings per share	$0.28	$0.43	$0.80	$1.07

Diluted net earnings per share	$0.28	$0.43	$0.80	$1.06

Weighted-average shares outstanding:
Basic	55,146	54,604	55,033	54,514
Diluted	55,526	55,127	55,434	55,071

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$559	$341	$1,223	$682
Selling, general and administrative	$6,088	$5,476	$17,383	$15,503
Research and development	$764	$997	$3,259	$2,819

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Mercury Reports Third Quarter Fiscal 2021 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Third Quarters Ended		Nine Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Cash flows from operating activities:
Net income	$15,635	$23,565	$44,119	$58,488
Depreciation and amortization	19,960	12,651	46,241	36,579
Gain on investment	—	(3,810)	—	(3,810)
Other non-cash items, net	5,704	8,542	18,602	22,580
Changes in operating assets and liabilities	(18,114)	(10,866)	(38,909)	(27,379)

Net cash provided by operating activities	23,185	30,082	70,053	86,458

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(61,626)	—	(305,263)	(96,502)
Purchases of property and equipment	(9,955)	(10,869)	(34,708)	(31,788)
Proceeds from sale of investment	—	4,310	1,538	4,310

Net cash used in investing activities	(71,581)	(6,559)	(338,433)	(123,980)

Cash flows from financing activities:
Proceeds from employee stock plans	11	2,393	3,199	2,396
Borrowings under credit facilities	—	200,000	160,000	200,000
Payments for retirement of common stock	—	(746)	(66)	(15,683)

Net cash provided by financing activities	11	201,647	163,133	186,713

Effect of exchange rate changes on cash and cash equivalents	(411)	(61)	352	23

Net (decrease) increase in cash and cash equivalents	(48,796)	225,109	(104,895)	149,214

Cash and cash equivalents at beginning of period	170,739	182,037	226,838	257,932

Cash and cash equivalents at end of period	$121,943	$407,146	$121,943	$407,146

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Mercury Reports Third Quarter Fiscal 2021 Results, Page 10

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement, investments and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

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Mercury Reports Third Quarter Fiscal 2021 Results, Page 11

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

COVID related expenses. The Company incurred costs associated with the COVID pandemic. These costs relate primarily to enhanced compensation and benefits for employees as well as incremental supplies and services to support social distancing and mitigate the spread of COVID. These costs include expanded sick pay related to COVID, overtime, the Mercury Employee COVID Relief Fund, meals and other compensation-related expenses as well as ongoing testing for onsite employees. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the
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Mercury Reports Third Quarter Fiscal 2021 Results, Page 12

effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Net income	$15,635	$23,565	$44,119	$58,488
Other non-operating adjustments, net	(775)	(3,138)	(960)	(3,386)
Interest expense (income), net	515	(400)	456	(1,899)
Income tax provision	5,362	5,363	11,993	8,455
Depreciation	7,243	4,803	18,150	13,720
Amortization of intangible assets	12,717	7,848	28,091	22,859
Restructuring and other charges	(4)	66	2,244	1,815
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	3,260	891	7,070	5,009
Fair value adjustments from purchase accounting	182	600	182	1,200
Litigation and settlement expense, net	312	174	750	629
COVID related expenses	2,745	397	8,373	397
Stock-based and other non-cash compensation expense	7,565	6,917	22,371	19,332
Adjusted EBITDA	$54,757	$47,086	$142,839	$126,619

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Mercury Reports Third Quarter Fiscal 2021 Results, Page 13

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures for property and equipment, which includes capitalized software development costs, and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Cash provided by operating activities	$23,185	$30,082	$70,053	$86,458
Purchases of property and equipment	(9,955)	(10,869)	(34,708)	(31,788)
Free cash flow	$13,230	$19,213	$35,345	$54,670

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Mercury Reports Third Quarter Fiscal 2021 Results, Page 14

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share (“adjusted EPS”) are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Third Quarters Ended
	April 2, 2021		March 27, 2020
Net income and earnings per share	$15,635	$0.28	$23,565	$0.43
Other non-operating adjustments, net	(775)		(3,138)
Amortization of intangible assets	12,717		7,848
Restructuring and other charges	(4)		66
Impairment of long-lived assets	—		—
Acquisition and financing costs	3,260		891
Fair value adjustments from purchase accounting	182		600
Litigation and settlement expense, net	312		174
COVID related expenses	2,745		397
Stock-based and other non-cash compensation expense	7,565		6,917
Impact to income taxes(1)	(6,187)		(4,048)
Adjusted income and adjusted earnings per share	$35,450	$0.64	$33,272	$0.60

Diluted weighted-average shares outstanding		55,526		55,127

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.
50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 15

	Nine Months Ended
	April 2, 2021		March 27, 2020
Net income and earnings per share	$44,119	$0.80	$58,488	$1.06
Other non-operating adjustments, net	(960)		(3,386)
Amortization of intangible assets	28,091		22,859
Restructuring and other charges	2,244		1,815
Impairment of long-lived assets	—		—
Acquisition and financing costs	7,070		5,009
Fair value adjustments from purchase accounting	182		1,200
Litigation and settlement expense, net	750		629
COVID related expenses	8,373		397
Stock-based and other non-cash compensation expense	22,371		19,332
Impact to income taxes(1)	(18,486)		(19,341)
Adjusted income and adjusted earnings per share	$93,754	$1.69	$87,002	$1.58

Diluted weighted-average shares outstanding		55,434		55,071

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Third Quarters Ended		Nine Months Ended
	April 2, 2021	March 27, 2020	April 2, 2021	March 27, 2020
Organic revenue	$218,365	$208,016	$625,609	$578,290
Acquired revenue	38,492	—	47,545	943
Net revenues	$256,857	$208,016	$673,154	$579,233

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 17

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending July 2, 2021
Fiscal Year Ending July 2, 2021
(In thousands)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses, and stock-based and other non-cash compensation expense.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending		Fiscal Year Ending
	July 2, 2021(1)		July 2, 2021(1)
	Range
	Low	High	Low	High
GAAP expectation -- Net income	$19,500	$20,900	$63,500	$64,900

Adjust for:
Other non-operating adjustments, net	—	—	(1,000)	(1,000)
Interest expense, net	500	500	1,000	1,000
Income tax provision	6,800	7,300	19,100	19,700
Depreciation	7,700	7,700	25,900	25,900
Amortization of intangible assets	12,700	12,700	40,800	40,800
Restructuring and other charges	—	—	2,200	2,200
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	7,700	7,700
Fair value adjustments from purchase accounting	100	100	300	300
Litigation and settlement expense, net	200	200	900	900
COVID related expenses	1,800	1,800	10,200	10,200
Stock-based and other non-cash compensation expense	8,100	8,100	30,400	30,400
Adjusted EBITDA expectation	$58,100	$60,000	$201,000	$203,000

(1) Rounded amounts used.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending July 2, 2021
Fiscal Year Ending July 2, 2021
(In thousands, except per share data)

The Company defines adjusted income as income before other non-operating adjustments, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, COVID related expenses and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision(2). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following tables reconcile the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Fourth Quarter Ending July 2, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$19,500	$0.35	$20,900	$0.38
Other non-operating adjustments, net	—		—
Amortization of intangible assets	12,700		12,700
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	100		100
Litigation and settlement expense (income), net	200		200
COVID related expenses	1,800		1,800
Stock-based and other non-cash compensation expense	8,100		8,100
Impact to income taxes(2)	(6,100)		(6,200)
Adjusted income and adjusted earnings per share expectation	$37,000	$0.66	$38,300	$0.69

Diluted weighted-average shares outstanding expectation		55,700		55,700

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY

Mercury Reports Third Quarter Fiscal 2021 Results, Page 19

	Fiscal Year Ending July 2, 2021(1)
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$63,500	$1.14	$64,900	$1.17
Other non-operating adjustments, net	(1,000)		(1,000)
Amortization of intangible assets	40,800		40,800
Restructuring and other charges	2,200		2,200
Impairment of long-lived assets	—		—
Acquisition and financing costs	7,700		7,700
Fair value adjustments from purchase accounting	300		300
Litigation and settlement expense, net	900		900
COVID related expenses	10,200		10,200
Stock-based and other non-cash compensation expense	30,400		30,400
Impact to income taxes(2)	(24,500)		(25,000)
Adjusted income and adjusted earnings per share expectation	$130,500	$2.35	$131,400	$2.37

Diluted weighted-average shares outstanding expectation		55,500		55,500

(1) Rounded amounts used.
(2) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes. The recalculation also adjusts for any discrete tax expense or benefit related to the add-backs.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. | +1-(978)-256-1300 | www.mrcy.com | twitter: @MRCY